Exhibit 10.1

WAIVER AND FOURTH AMENDMENT TO

CREDIT AGREEMENT

This WAIVER AND FOURTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is entered into as of December 10, 2007, among Planar Systems, Inc., an Oregon corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Agent.

RECITALS

A. Borrower, Agent and Lender are parties to that certain Credit Agreement entered into as of December 16, 2003, as amended by a First Amendment to Credit Agreement entered into as of December 21, 2004, a Second Amendment to Credit Agreement entered into as of October 21, 2005, and a Third Amendment to Credit Agreement dated as of May 23, 2007 (the “Credit Agreement”). Bank of America, N.A. is the sole Lender as of the date of this Waiver and Amendment.

B. An Event of Default has occurred in that as of September 28, 2007, the end of Borrower’s fiscal year, Borrower was not in compliance with Section 6.12(d) of the Credit Agreement relating to the required EBITDA.

C. Borrower has requested that Agent and Lender waive such Event of Default and agree to amend the Credit Agreement as set forth herein. Borrower, Agent and Lender have agreed to do so.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1. Recitals. The Recitals are true.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Credit Agreement.

3. Waiver. The Event of Default described in Recital B above is waived,

4. Amendment to the Definition of “Applicable Rate” in Section 1.01 of the Credit Agreement. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended in its entirety to read:

“Applicable Rate” means from time to time the following percentages per annum, based upon the Fixed Charge Coverage Ratio as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(a):

Pricing Level	Fixed Charge Coverage Ratio	Commitment Fee	Eurodollar Rate	Letters of Credit	Base Rate
1	< 1.0:1.0	0.35%	2.75%	2.75%	+.50%
2	≥ 1.0:1.0	0.30%	2.00%	2.00%	0%

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Any increase or decrease in the Applicable Rate resulting from a change in the Fixed Charge Coverage Ratio shall become effective commencing on the first Business Day of the month following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Pricing Level 1 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered and shall continue in effect until the first Business Day of the month following the date such Compliance Certificate is in fact delivered. Pricing Level 1 shall apply through the 1st Business Day of the month following the date a Compliance Certificate is delivered after December 28, 2007.

5. Amendment to the Definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement. The definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement is amended in its entirety to read:

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA for the period of one, two, three or four prior fiscal quarters most recently ended for which Borrower has delivered financial statements pursuant to Section 6.01(a) or (c), minus (i) taxes paid in cash during such period, plus (ii) (A) for the fiscal quarter ending December 28, 2007, integration costs not to exceed $900,000, (B) for the two fiscal quarter period ending March 28, 2008, integration costs not to exceed $1,250,000, (C) for the three fiscal quarter period ending June 27, 2008, integration costs not to exceed $1,600,000 and (D) for the four fiscal quarter period ending September 26, 2008, integration costs not to exceed $1,900,000, to (b) the sum of (i) interest charges actually paid in cash during such period plus (ii) principal payments scheduled to have been paid during such period on Funded Debt (not including payments required by Section 2.05(b)), plus (iii) cash payments required to be made during such period on any Swap Contract, reduced by cash receipts during such period from any Swap Contract, plus (iv) cash expenditures for fixed assets net of disposition of fixed assets.

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6. Amendment to Section 6.12(c) of the Credit Agreement. Section 6.12(c) of the Credit Agreement is amended in its entirety to read:

(c) Fixed Charge Coverage Ratio. Maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 0.55:1.0 for the fiscal quarter ending December 28, 2007, and at least 0.73:1.0 for the two fiscal quarter period ending March 28, 2008, and at least 1.0:1.0 for the three fiscal quarter period ending June 27, 2008, and at least 1.15:1.0 for the four fiscal quarter period ending September 26, 2008.

7. Deletion of Section 6.12(d) of the Credit Agreement. Section 6.12(d) of the Credit Agreement relating to minimum EBITDA is deleted in its entirety.

8. Amendment to Section 6 of the Credit Agreement. Section 6 of the Credit Agreement is amended by adding the following section thereto:

6.17 Consultant. Prior to January 14, 2008 Borrower shall employ a business consultant acceptable to Agent to study Borrower’s business plans and make recommendations to Borrower and Agent concerning Borrower’s operations. An executed contract to engage such consultant shall be delivered to Agent prior to January 14, 2008. Borrower’s failure to engage such consultant and provide a copy of the executed contract to Agent by such date shall be an Event of Default, in addition to the Events of Default described in Section 8.01.

9. Deletion of Certain Sections of Article VII. The following Sections contained in Article VII of the Credit Agreement are deleted:

Section 7.03(f) relating to permitted indebtedness.

Section 7.05(g) relation to permitted dispositions.

Section 7.06(c) relating to permitted Restricted Payments

10. Amendment to Section 7.01(i) of the Credit Agreement. Section 7.01(i) of the Credit Agreement is amended in its entirety to read:

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) no more than $500,000 of such secured indebtedness may be incurred in any one fiscal year; and

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11. Amendment to Section 7.11 of the Credit Agreement. Section 7.11 of the Credit Agreement is amended in its entirety to read:

7.11 Capital Expenditures. Spend or incur obligations to acquire fixed assets for more than $3,000,000 on a consolidated basis during the fiscal quarter ending December 28, 2007 or spend or incur obligations to acquire fixed assets for more than $4,000,000 on a consolidated basis during the two fiscal quarter period ending March 28, 2008, or spend or incur obligations to acquire fixed assets for more than $5,500,000 on a consolidated basis during the three fiscal quarter period ending June 27, 2008, or spend or incur obligations to acquire fixed assets for more than $7,500,000 on a consolidated basis during the four fiscal quarter period ending September 26, 2008. This restriction shall not apply to expenditures which are financed by a purchase money security interest or Lien (including financing leases) permitted under Section 7.01(i).

12. Amendment to Schedule 2.01 of the Credit Agreement. Schedule 2.01 of the Credit Agreement is replaced in its entirety by Schedule 2.01 attached hereto.

13. Fees. Borrower shall pay Bank of America as Lender a fee for this Amendment, in the amount of $50,000 payable on execution of this Amendment. In addition, Borrower shall pay Bank of America a one-time fee of $150,000 on first day hereafter that the Total Outstandings exceed $30,000,000.

14. Release. Borrower hereby releases Agent, Lenders and their officers, agents, successors and assigns from all claims of every nature known or unknown arising out of or related to the Loans which exist, or but for the passage of time, could be asserted, on the date Borrower signs this Amendment.

15. No Further Amendment, Expenses. Except as expressly modified by this Amendment, the Credit Agreement and other Loan Documents shall remain unmodified in full force and effect and the parties hereto ratify their respective obligations thereunder. Without limiting the foregoing, Borrower expressly reaffirms and ratifies its obligation to pay or reimburse Agent or Lenders in connection with the preparation of this Amendment, any other amendment documents and the closing of the transaction contemplated hereby.

16. Effective Date. The foregoing provisions are effective on execution and delivery hereof.

17. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment, it being understood that the Agent may rely on a facsimile counterpart signature page hereof for purpose of determining whether a party hereto has executed a counterpart hereof.

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(b) Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

(c) Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	PLANAR SYSTEMS, INC.

	By:	/s/ Gerald Perkel

	Name:	Gerald Perkel

	Title:	President

LENDERS:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Eric Eidler

	Name:	Eric Eidler

	Title:	Senior Vice President

AGENT:	BANK OF AMERICA, N.A., as Agent

	By:	/s/ Eric Eidler

	Name:	Eric Eidler

	Title:	Senior Vice President

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The following Guarantors which have guaranteed the obligations of Borrower to Lenders hereby consent to the foregoing Amendment, and reaffirm the Guaranties.

GUARANTORS:	DOME IMAGING SYSTEMS, INC., a Delaware corporation

	By:	/s/ Gerald Perkel
	Its:	President

PLANAR CHINA, LLC, an Oregon limited liability company

	By:	/s/ Gerald Perkel
	Its:	President

PLANAR TAIWAN, LLC, an Oregon limited liability company

	By:	/s/ Gerald Perkel
	Its:	President

CLARITY, A DIVISION OF PLANAR SYSTEMS, INC., an Oregon corporation

	By:	/s/ Gerald Perkel
	Its:	President

RUNCO INTERNATIONAL, LLC, an Oregon limited liability company, formerly known as Runco International Inc.

	By:	/s/ Gerald Perkel
	Its:	President

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SCHEDULE 2.01

Commitments of Bank of America, N.A. which holds 100% of the Pro Rata Shares:

Period	Total Commitment
From execution of this Amendment through March 31, 2008	$32,500,000
From April 1, 2008 through June 30, 2008	$30,000,000
From July 1, 2008 through September 30, 2008	$27,500,000
From October 1, 2008 through November 30, 2008	$25,000,000
After November 30, 2008	0

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